                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund Insured Intermediate Series--5

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-48871 of our opinion dated October 25, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 13, 1998